Exhibit 99.1
NW Natural Water Completes Acquisition of Water & Wastewater Companies in Sunriver, Oregon

PORTLAND, Ore., May 31, 2019 - NW Natural Water Company, LLC (NW Natural Water), a wholly owned subsidiary of Northwest Natural Holding Company (NYSE:NWN), has finalized acquisitions of Sunriver Water LLC and Sunriver Environmental LLC.

The transactions closed following regulatory review and approval by the Public Utility Commission of Oregon and close cooperation with the seller and community stakeholders.

“This is a very important and exciting acquisition for us,” said David H. Anderson, NW Natural Holdings president and CEO. “The Sunriver utilities have a legacy of high-quality service, a talented workforce, and deep expertise in wastewater operations. We’re excited for them to join the NW Natural family, which has been providing safe, reliable, and affordable utility services for more than 160 years.”

Sunriver is located near Bend in Central Oregon and is one of the largest resort communities in the Pacific Northwest. The water and wastewater utilities serve a combined 9,400 connections and employ 21 people across both companies.

“NW Natural Water has been an excellent partner on this transaction, and we have been working closely with them to ensure a smooth transition,” said Tom O’Shea, managing director of Sunriver Resort LP. “We believe their ownership of the Sunriver utilities will be positive for customers, employees, and the community.”

This marks the sixth transaction NW Natural Water has closed in the water sector and its first in the wastewater segment. It recently completed acquisitions in Sequim, Washington, and has two additional acquisitions pending in Idaho. In aggregate, these closed and pending transactions represent approximately $70 million of cumulative investment in the water sector and nearly 18,000 connections serving approximately 45,000 people.

These aggregate acquisitions are projected to be accretive to NW Natural Holdings’ earnings per share in the first full year of operations.

Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com
Media Contact: Melissa Moore, 503-220-2436, melissa.moore@nwnatural.com

ABOUT NW NATURAL HOLDINGS
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon, and through its subsidiaries has been doing business for 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), and other business interests and activities.

NW Natural is a local distribution company that currently provides natural gas service to approximately two million people in more than 140 communities through more than 750,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural has 19 Bcf of storage in Oregon with 3 Bcf supporting renewables. NW Natural Holdings’ subsidiaries own and operate 34 Bcf of underground gas storage capacity.

NW Natural Water currently provides water distribution service to approximately 43,500 people through 17,400 connections. To date, NW Natural Water has acquired six water distribution utilities and a wastewater company with several additional acquisitions pending. Upon closing current outstanding transactions, cumulatively, NW Natural Water expects to have invested $70 million and serve nearly 45,000 people through approximately 18,000 connections in the Pacific Northwest.

Additional information is available at nwnaturalholdings.com.

FORWARD LOOKING STATEMENTS
This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following:  plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, stability, reliability, customer and business growth, customer rates or rate recovery, the water utility strategy and the related pending water acquisitions, acquisition integration, the likelihood, timing, and success associated with any transaction, financial results, accretion or financial projections, strategic fit, workforce projections, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in NW Natural Holdings’ most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in such company's quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

2